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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-58330 and Form S-3 No. 333-62664) of Argosy Gaming Company and the Registration Statement (Form S-8 No. 33-76418) pertaining to the Stock Option Plan and Director Option Plan of Argosy Gaming Company of our report dated February 16, 2001 (except with respect to the matter discussed in Note 9, as to which the date is April 12, 2001) of Empress Casino Joliet Corporation included in this Form 8-K.

                      /s/ Arthur Andersen

                      Memphis, Tennessee,
                        June 14, 2001.

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS